UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 10, 2006
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 10, 2006, the Board of Directors of Noble Corporation (the “Company”) authorized and approved three senior management promotions.
     Mark A. Jackson was appointed to President and Chief Operating Officer of the Company. Mr. Jackson, age 50, had served as Senior Vice President and Chief Operating Officer of the Company since March 1, 2005. Prior to that, Mr. Jackson served as Senior Vice President, Chief Financial Officer, Treasurer and Controller of the Company since September 1, 2000. From May 1999 to August 2000, Mr. Jackson served as Executive Vice President and Chief Financial Officer for Santa Fe Snyder Corporation, an oil and gas exploration and production company.
     Julie J. Robertson was appointed to Executive Vice President of the Company. Ms. Robertson, age 49, was serving as Senior Vice President-Administration immediately prior to her promotion. She maintains her office as Secretary of the Company.
     Robert D. Campbell was appointed Senior Vice President and General Counsel of the Company. Mr. Campbell, age 55, was serving as Vice President and General Counsel of Noble Drilling Services Inc. immediately prior to his promotion. He maintains his office as Assistant Secretary of the Company.
Item 7.01. Regulation FD Disclosure.
     On February 10, 2006, the Company issued a news release announcing three senior management promotions of Noble Corporation as described in Item 5.02. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	News release dated February 10, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: February 10, 2006	By:	/s/ Bruce W. Busmire
Bruce W. Busmire, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated February 10, 2006.

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